UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2021

Atlanticus Holdings Corporation

(Exact name of registrant as specified in its charter)

Georgia	000-53717	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Concourse Parkway, Suite 300, Atlanta, Georgia 30328

(Address of principal executive offices)

Registrant’s telephone number, including area code: 770-828-2000

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

            ☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            ☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            ☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            ☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Common stock, no par value	ATLC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2021, the Board of Directors (the “Board”) of Atlanticus Holdings Corporation (the “Company”) increased the number of directors from five to seven and appointed Denise M. Harrod and Joann G. Jones to fill the resulting vacancies, effective immediately. The Board has determined that Ms. Harrod and Ms. Jones are independent directors within the meaning of Nasdaq Rule 5605.

Ms. Harrod, age 61, has more than 30 years’ experience in government, regulatory, and international affairs; financial operations; communication; and diversity and inclusion. Since 2014, she has been an independent management consultant, advising financial services, energy services and commodity trading companies.  Ms. Harrod has been recognized as a trailblazer in public policy and diversity and inclusion by various government, legislative, civic, and community organizations. She serves on the Children’s Healthcare of Atlanta Public Affairs Board and the Business Board of Advisors of various national policy, healthcare and community organizations. She holds a bachelor’s degree from The Pennsylvania State University.

Joann G. Jones, age 57, has served as a partner of BakerHostetler, one of the nation’s largest law firms, since June 2015 and as Atlanta Office Managing Partner of the firm since 2016.  From 2007 to 2015, Ms. Jones was the Atlanta Office Managing Partner of McKenna Long & Aldridge (now Dentons), a large international law firm.  Ms. Jones’s legal practice focuses on real estate development and finance.  She has more than 30 years’ experience in commercial real estate including assemblage, development, financing, leasing, and monetizing of real property assets.  Ms. Jones is active in her community, serving in leadership positions in a number of organizations.  She holds a bachelor’s degree from Chestnut Hill College and earned her J.D. from the University of Virginia School of Law.

Ms. Harrod and Ms. Jones will receive compensation for service as non-employee directors in accordance with the Company’s Outside Director Compensation Package, which provides for 2021 compensation of an annual cash retainer of $50,000, Board meeting attendance fees of $3,000 per meeting, Board committee meeting attendance fees of $1,500 per meeting and an annual equity award of 4,000 shares of restricted stock.

Neither Ms. Harrod nor Ms. Jones has a family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between either of Ms. Harrod or Ms. Jones and any other persons pursuant to which she was selected as a director, and there are no transactions requiring disclosure under Item 404(a) of Regulation S-K.

On January 27, 2021, the Company issued a press release announcing the appointments of Ms. Harrod and Ms. Jones. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.

            (d)       Exhibits.

Exhibit Number	Description
99.1	Press Release, dated January 27, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTICUS HOLDINGS CORPORATION
Date: February 1, 2021	By:	/s/ William R. McCamey
Name: William R. McCamey
Title: Chief Financial Officer

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